Exhibit 99.3

Unless the context otherwise requires, the terms ‘we,’ ‘our,’ ‘us,’ ‘the company,’ and ‘ACS Group’ refer to Alaska Communications Systems Group, Inc. and its consolidated subsidiaries. Any reference to ‘ACSH’ refers to our wholly owned subsidiary, Alaska Communications Systems Holdings, Inc., and its consolidated subsidiaries, unless otherwise indicated.

Cautionary note regarding forward-looking statements

This exhibit to our Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this exhibit under “Risk factors” and elsewhere in this exhibit. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of important factors.  Examples of these factors include (without limitation):

• rapid technological developments and changes in the telecommunications industries;

• our competitive environment;

• ongoing deregulation (and the resulting likelihood of significantly increased price and product/service competition) in the telecommunications industry as a result of the Telecommunications Act of 1996, or the Telecommunications Act, and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation;

• changes in revenue from Universal Service Funds;

• regulatory limitations on our ability to change our pricing for communications services;

• possible widespread or lengthy failures of our system or network cables, particularly our non-redundant systems, including our primary fiber-link connecting Alaska and the lower 48-states, which would cause significant delays or interruptions of service and loss of customers;

• other unanticipated damage to one or more of our high capacity cables resulting from construction or digging mishaps or natural disasters

• the possible future unavailability of Statement of Financial Accounting Standards, or SFAS, No. 71, Accounting for the Effects of Certain Types of Regulation, to our wireline subsidiaries;

• our ability to bundle our products and services;

• changes in the demand for our products and services;

• changes in general industry and market conditions and growth rates;

• changes in interest rates or other general national, regional or local economic conditions;

• governmental and public policy changes;

• our ability to generate sufficient earnings and cash flows to continue to make dividend payments to our stockholders;

• the continued availability of financing in the amounts, at the terms, and subject to the conditions necessary to support our future business;

• the success of any future acquisitions;

• changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; and

• the matters described under “Risk factors.”

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this exhibit not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this exhibit.

Investors should also be aware that while we do, at various times, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential information. Accordingly, investors should not assume that we agree with any statement or report issued by an analyst irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.

Risk factors

You should carefully consider the risks and uncertainties described below and other information included in this exhibit in evaluating us and our business. If any of the events described below occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly.

Risks related to our common stock

ACS Group is a holding company and relies on dividends, interest and other payments, advances and transfer of funds from its subsidiaries to meet its debt service and pay dividends.

ACS Group has no direct operations and no significant assets other than ownership of 100% of the stock of ACSH. Because we conduct our operations through our direct and indirect subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including to pay dividends with respect to our common stock. Legal restrictions applicable to our subsidiaries and contractual restrictions in our senior credit facility and the indenture governing the ACSH senior notes, and other agreements governing current and future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries may not be sufficient to pay dividends on the common stock.

Our dividend policy may limit our ability to pursue growth opportunities.

Our board of directors has adopted a dividend policy which reflects an intention to distribute a substantial portion of the cash generated by our business in excess of operating needs, interest and principal payments on our indebtedness and capital expenditures as regular quarterly dividends to our stockholders. As a result, we may not retain a sufficient amount of cash to finance a material expansion of our business, or to fund our operations consistent with past levels of funding in the event of a significant business downturn. In addition, because a significant portion of cash available to pay dividends will be distributed to holders of our common stock under our dividend policy, our ability to pursue any material expansion of our business, including through acquisitions or increased capital spending, will depend more than it otherwise would on our ability to obtain third party financing. We cannot assure you that such financing will be available to us at all, or at an acceptable cost. In addition, as we have only recently adopted this dividend policy, the effect of the dividend policy on our operations is not known to us.

You may not receive the level of dividends provided for in our dividend policy or any dividends at all.

We are not obligated to pay dividends. Our board of directors may, in its absolute discretion, amend or repeal the dividend policy which may result in the decrease or discontinuation of dividends. Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, business opportunities, provisions of applicable law and other factors that our board of directors may deem relevant. Additionally, Delaware law and the terms of our senior credit facility and the indenture governing the ACSH senior notes may limit or completely restrict our ability to pay dividends.

We might not generate sufficient cash from operations in the future to pay dividends on our common stock in the intended amounts or at all. Our board of directors may decide not to pay dividends at any time and for any reason. Our dividend policy is based upon our directors’ current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or technological developments (which could, for example, increase our need for capital expenditures), new growth opportunities or other factors. If our cash flows from operations for future periods were to fall below our minimum expectations, we would need either to reduce or eliminate dividends or, to the extent permitted under the terms of our senior credit facility and the indenture governing the ACSH senior notes or any future agreement governing our indebtedness, fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings to fund dividends, we would have less cash and/or borrowing capacity available for future dividends and other purposes, which could negatively affect our financial condition, results of operations, liquidity, ability to maintain or expand our business and ability to fund dividends. Our board is free to depart from or change our dividend policy at any time and could do so, for example, if it were to determine that we had insufficient cash to take advantage of growth opportunities. In addition, our senior credit facility and the indenture governing the ACSH senior notes contain limitations on our ability to pay dividends. The reduction or elimination of dividends may negatively affect the market price of our common stock.

Our substantial indebtedness could adversely affect our financial health and restrict our ability to pay dividends on our common stock and adversely affect our financing options and liquidity position.

We have a substantial amount of indebtedness. As of September 30, 2005 we had total long-term obligations, including current portion, of $457.4 million and a net loss for the nine months ended September 30, 2005 of $36.7 million.

Our substantial level of indebtedness could have important consequences for you as a holder of our common stock. For example, our substantial indebtedness could:

• require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, future business opportunities and other general corporate purposes;

• limit our flexibility to plan, adjust or react to changing economic, market or industry conditions, reduce our ability to withstand competitive pressures, and increase our vulnerability to general adverse economic and industry conditions;

• place us at a competitive disadvantage to many of our competitors who are less leveraged than we are;

• limit our ability to borrow additional amounts for working capital, capital expenditures, future business opportunities, including strategic acquisitions and other general corporate requirements or hinder us from obtaining such financing on terms favorable to us or at all; and

• limit our ability to refinance our indebtedness.

The terms of our senior credit facility and the terms of our other indebtedness, including the indenture governing the ACSH senior notes, allow us and our subsidiaries to incur additional indebtedness upon the satisfaction of certain conditions. If new indebtedness is added to current levels of indebtedness, the related risks described above could intensify.

Our debt instruments include restrictive and financial covenants that limit our operating flexibility.

Our senior credit facility requires us to maintain certain financial ratios and our senior credit facility contains and the indenture governing the ACSH senior notes contains covenants that, among other things, restrict our ability to take specific actions, even if we believe such actions are in our best interest. These include restrictions on our ability to:

• pay dividends or distributions on, redeem or repurchase our capital stock;

• issue certain preferred or redeemable capital stock;

• incur additional debt;

• create liens;

• make certain types of investments, loans, advances or other forms of payments;

• issue, sell or allow distributions on capital stock of specified subsidiaries;

• prepay or defease specified indebtedness, including the notes;

• enter into transactions with affiliates; or

• merge, consolidate or sell our assets.

These restrictions could limit our ability to obtain financing, make acquisitions or fund capital expenditures, withstand downturns in our business or take advantage of business opportunities. A breach of any of these covenants, ratios or tests could result in a default under our senior credit facility and/or the indenture governing the ACSH senior notes. Upon the occurrence of an event of default under our senior credit facility, the lenders could elect to declare all amounts outstanding under our senior credit facility to be immediately due and payable. Such a default or acceleration may allow our other creditors to accelerate our other debt. If the lenders accelerate the payment of the indebtedness under our senior credit facility, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness.

We will require a significant amount of cash to service our indebtedness, pay dividends and fund our other liquidity needs. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including amounts borrowed under our senior credit facility, to pay dividends and to fund planned capital expenditures and any strategic acquisitions we may make, if any, will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us in an amount sufficient to enable the repayment of our indebtedness, pay dividends or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the senior credit facility and the ACSH senior notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all. If we are unable to refinance our debt or obtain new financing under these circumstances, we would have to consider other options, including:

• sales of certain assets to meet our debt service requirements;

• sales of equity; and

• negotiations with our lenders to restructure the applicable debt.

If we are forced to pursue any of the above options our business and /or the value of our common stock could be adversely affected.

Future sales, or the possibility of future sales, of a substantial amount of our common stock may depress the price of the shares of our common stock.

Future sales, or the availability for sale in the public market, of substantial amounts of our common stock could adversely affect the prevailing market price of our common stock, and could impair our ability to raise capital through future sales of equity securities.

If we or our existing stockholders, including affiliates of Fox Paine & Company, LLC (together, “Fox Paine”), our largest stockholders, sell substantial amounts of our common stock in the public market, such as the proposed sale by Fox Paine described below, or if there is a perception that these sales may occur, the market price of our common stock could decline. Substantially all of our shares will be freely tradable in the public market without restriction or further registration under the Securities Act. In addition, Fox Paine has registered the sales of all of its shares of our common stock. See “—Our largest stockholders have registered the sale of all their shares of our common stock and their interests in selling those shares may conflict with your interests.”

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may be significant. We may also grant registration rights covering those shares or other securities in connection with any such acquisitions and investments.

Possible volatility in the price of our common stock could negatively affect us and our stockholders.

The trading price of our common stock may be volatile in response to a number of factors, many of which are beyond our control, including actual or anticipated variations in quarterly financial results, changes in financial estimates by securities analysts and announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments. In addition, our financial results may be below the expectations of securities analysts and investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly. Additionally, historically, there has been a limited public market for our common stock. The limited liquidity for holders of our common stock may add to the volatility of the trading price of our common stock. These effects could materially adversely affect the trading market and prices for our common stock, as well as our ability to issue additional securities or to secure additional financing in the future.

In addition, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Broad market and industry factors may negatively affect the price of our common stock, regardless of our operating performance.

Your interests may conflict with those of our current stockholders.

Fox Paine beneficially owns approximately 47% of our outstanding common stock. As a result, Fox Paine currently has the ability to exert significant influence over the outcome of matters requiring stockholder approval, including:

• the election of our directors and the directors of our subsidiaries;

• the amendment of our charter or by-laws; and

• the adoption or prevention of mergers, consolidations or the sale of all or substantially all of our assets or our subsidiaries’ assets.

Our certificate of incorporation does not expressly prohibit action by written consent of stockholders. As a result, to the extent Fox Paine or another stockholder owns more than 50% of our total voting power, Fox Paine would be able to take any action to be taken by stockholders without the necessity of holding a stockholders’ meeting. Finally, Fox Paine may make significant investments in other telecommunications companies. Some of these companies may compete with us. Fox Paine and its affiliates are not obligated to advise us of any investment or business opportunities of which they are aware, and they are not restricted or prohibited from competing with us.

Our largest stockholders have registered the sale of all of their shares of our common stock and their interests in selling those shares may conflict with your interests.

Pursuant to a shelf registration statement filed by us, Fox Paine has registered the sale of 19,598,879 shares of common stock, representing all of the shares of our common stock that it holds.  If Fox Paine sells substantial amounts of our common stock, the market price of our common stock may fall, particularly given the limited liquidity of the trading market for our common stock,.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, the interests of Fox Paine in selling its shares may conflict with your interests. If Fox Paine sells some or all of its shares of our common stock that are being registered, such a sale could effectively cause a change in their ability to control matters requiring stockholder approval and Fox Paine would no longer have the ability to exert as much influence over matters affecting us.  See “— Your interests may conflict with those of our current stockholders.”  On November 29, 2005, the Company filed a preliminary prospectus supplement relating to a proposed offering of 10.0 million shares of its common stock by Fox Paine.  Fox Paine has also granted the underwriter an option to purchase an additional 1.5 million shares at the public offering price to cover over-allotments, if any.   If Fox Paine completes its proposed offering of 10 million shares of our common stock, it will beneficially own 22.8% of our outstanding common stock and 19.2% if the underwriter exercises its option in full.

The limited liquidity of the trading market for our common stock may affect the trading price of our common stock.

The trading market for our common stock is limited. There can be no assurance that a more liquid trading market for our common stock will develop. It is more likely for common stock issued in larger aggregate numbers of shares to trade more favorably than similar common stock issued in smaller aggregate numbers because of the increased liquidity created by higher trading volumes resulting from larger numbers of traded shares. There can be no assurance as to the liquidity of any market for our common stock, the ability of the holders of our common stock to sell any of their common stock and the price at which the holders of our common stock would be able to sell any of our common stock.

If you purchase shares of our common stock, you may experience immediate and substantial dilution.

Investors purchasing common stock may experience immediate and substantial dilution in the net tangible book value of their shares. Additional dilution may occur upon exercise of outstanding stock options and other stock grants by us. If we seek additional capital in the future, the issuance of shares of common stock or securities convertible into shares of common stock in order to obtain such capital may lead to further dilution of your equity investment.

Ownership change will limit our ability to use certain losses for U.S. federal income tax purposes and may increase our tax liability.

As of September 30, 2005, we had net operating loss carry forwards, or NOLs, of approximately $173.9 million, which are due to expire in the years 2020 through 2024. These NOLs may be used to offset future taxable income through 2024 and thereby reduce our U.S. federal income taxes otherwise payable. Section 382 of the Internal Revenue Code of 1986, as amended, imposes an annual limit on the ability of a corporation that undergoes an “ownership change” to use its NOLs to reduce its tax liability. It is possible that future transactions (including issuances of new shares of our common stock and sales of our existing shares of common stock, such as the proposed sale by Fox Paine described above), will cause us to undergo an ownership change. In that event, we would not be able to use our pre-ownership-change NOLs in excess of the limitation imposed by Section 382. Such limitation is generally determined by multiplying a company’s equity value by the long term tax exempt rate at the time of the ownership change.

Risks related to our business

Our business is subject to extensive governmental legislation and regulation. Applicable federal and state legislation and regulations and changes to them could adversely affect our business.

We operate in a heavily regulated industry, and most of our revenues come from the provision of services regulated by the Federal Communications Commission, or the FCC, and the Regulatory Commission of Alaska, or the RCA. Laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts, and could be changed by legislation or regulatory orders at any time. We cannot predict the impact of future developments or changes to the regulatory environment or the impact such developments or changes would have on us.

There are a number of FCC and RCA rules under review that could have a significant impact on us. For example, many of the FCC’s rules with regard to the provisioning of unbundled network elements, or UNEs, and other LEC interconnection rules were revised by the FCC in 2003, on August 20, 2004, again on December 15, 2004, and are subject to further proceedings at the FCC. An appellate court recently vacated, remanded and upheld different portions of the FCC’s 2003 order and several parties have challenged the 2004 decisions in court. Court rulings, further FCC actions or new legislation in this area could affect our obligation to provide UNEs and the prices we receive for the UNEs. Changes to intercarrier compensation or the roaming agreements between wireless operators that could affect our access or roaming revenues are also likely over the next few years. The FCC and Congress are also looking at universal service fund contribution and disbursement rules that are likely to affect the amount and timing of our contributions to and receipt of universal service funds; our obligations may increase and/or our revenue may decline, and our competitors may receive greater payments. Further, most FCC and RCA telecommunications decisions are subject to substantial delay and judicial review. For example, the RCA’s 2004 orders arbitrating certain elements of, and approving, the interconnection agreement between General Communications Inc., or GCI, and ACS of Anchorage, or ACSA, are being challenged by GCI in federal court. These delays and related litigation create risk associated with uncertainty over the final direction of federal and state policies and our regulated rates.

As the incumbent local exchange carrier, or ILEC, in our service areas, we are subject to legislation and regulation that are not applicable to our competitors.

Existing federal and state rules impose obligations and limitations on us, as the incumbent local telephone company, or ILEC, that are not imposed on our competitors. Federal obligations to share facilities, file and justify tariffs, maintain certain types of accounts, and file certain types of reports are all examples of disparate regulation. Similarly, state regulators impose accounting and reporting requirements and service obligations on us that do not exist for our competitors. In addition, state regulators have imposed greater tariffing standards and obligations on us than on our competitors. Some of our proposed tariffs may be suspended for six to 12 months before they go into effect, which has enabled our competitors to plan competitive responses before we are able to implement new rates, diminishing our ability to compete in the marketplace. As our business becomes increasingly competitive, the continued regulatory disparity could impede our ability to compete in the marketplace, which could have a material adverse effect on our business.

A reduction by the RCA or the FCC of the rates we charge our customers would reduce our revenues and earnings.

The rates we charge our local telephone customers are based, in part, on a rate of return authorized by the RCA on capital invested in our LECs’ networks. These authorized rates, as well as allowable investment and expenses, are subject to review and change by the RCA at any time. If the RCA orders us to reduce our rates, both our revenues and our earnings will be reduced. Additionally, in this competitive market, we are not sure we would be able to implement higher rates even if approved by the RCA.

State regulators may rebalance our planned rates or set new rates closer to our costs, and refuse to keep our sensitive business information confidential, continuing our competitive disadvantage in the marketplace. Our local exchange service competitors may also gain a competitive advantage as a result of the state regulators permitting our competitors to intervene in rate-setting proceedings.

FCC regulations also affect rates that are charged to customers. The FCC regulates tariffs for interstate access and subscriber line charges, both of which are components of our network service revenue. The FCC currently is considering proposals to reduce interstate access charges for carriers like us. If the FCC lowers interstate access charges without adopting an adequate revenue replacement mechanism, we may be required to recover more revenue through subscriber line charges and universal service funds or forego this revenue altogether. This could reduce our revenue or impair our competitive position.

The rates, terms and conditions for the leasing of facilities and resale of services in Anchorage are subject to regulatory review and may be adjusted in a manner adverse to us.

The rates, terms and conditions for the leasing of facilities in Anchorage by our competitors, including GCI, were resolved by the RCA on December 7, 2004 after years of debate. There is risk associated with the implementation of this agreement. On January 7, 2005, GCI filed suit in federal district court challenging the RCA’s orders and the resulting interconnection agreement between GCI and ACSA. GCI claims that the pricing methodology the RCA used to determine the rates we charge GCI under the interconnection agreement did not comply with the FCC’s pricing methodology regulations, and requests that the court direct the RCA to retroactively reduce the rates we charge GCI under this agreement, which would reduce our revenue. We cannot predict the duration or outcome of this matter. Continued litigation will likely result in an extended period of uncertainty and additional cost associated with the proceedings.

Loss of the exemption from certain forms of competition granted to our rural LECs under the Federal Telecommunications Act of 1996 exposes us to increased competition.

Historically, our rural LECs (which do not include our wholly owned subsidiary, ACSA) operated under a federal statutory exemption under which they were not required to offer UNEs and wholesale discounted resale services to competitors. On June 30, 1999, the Alaska Public Utilities Commission (or APUC) issued an order revoking these rural exemptions. On April 18, 2004, after years of litigation concerning this order, ACS of Fairbanks, Inc., or ACSF, and ACS of Alaska, Inc., or ACSAK, settled with GCI over the revocation of these rural exemptions. ACSF and ACSAK waived their claim to the rural exemption with regard to GCI’s requests to lease UNEs in exchange for GCI’s agreement to pay higher rates for leased facilities. ACSF and ACSAK will, therefore, continue to face local exchange service competition, which may reduce revenues and returns.

On December 12, 2003, the Alaska Supreme Court reinstated the rural exemption for the  Glacier State study area of ACS of the Northland, Inc., or ACSN. Thus, ACSN currently retains its rural exemption, but remains subject to petitions for termination or facilities-based competition at any time. In fact, GCI recently was granted, subject to certain conditions, approval to provide local exchange telephone service in ACSN’s Glacier State study area.  New facilities-based local exchange service competition may reduce our revenues and return.

Interconnection duties are governed by telecommunications rules and regulations related to the UNEs that must be provided. These rules and regulations remain subject to ongoing modifications. In addition, to the extent that rural exemptions are terminated, other carriers are entitled to obtain interconnection agreements with us on the same basis as GCI. Finally, to the extent the new rates are higher than the previous rates, that may encourage GCI or other competitors to provide service over their own facilities, further depriving us of revenue.

Our results of operations could be materially harmed as GCI further develops its own network facilities and stops leasing capacity on our network elements.

GCI commenced offering cable telephony in Anchorage during 2004 and initiated migration of its customers served using our UNEs off of our network and onto its own cable system. GCI has announced plans to substantially increase the number of customers it migrates to cable telephony with the aim of migrating virtually all of its Anchorage customers to its own network by the end of 2006. Significant migration of customers would result in a significant reduction of revenue for us, as GCI would no longer be leasing our facilities to serve those customers, which could materially harm our results of operations.

The telecommunications industry is extremely competitive, and we may have difficulty competing effectively.

The telecommunications industry is extremely competitive and we face competition in local voice, local high-speed data, wireless, Internet and long distance services. Competition in the markets in which we operate could:

• reduce our customer base;

• require us to lower rates and other prices in order to compete;

• require us to invest in new facilities and capabilities;

• increase marketing expenditures and the use of discounting and promotional campaigns that would adversely affect our margins; or

• otherwise lead to reduced revenues, margins, and returns.

New competitors in local services may be encouraged by FCC and RCA rules regarding interconnection agreements and universal service supports. We face competition from wireless service providers for local, long distance and wireless customers. Existing and emerging wireless technologies are increasingly competitive with local exchange services in some or all of our service areas. We and a competitor of ours are deploying a new generation of wireless technologies, which will provide wireless data in addition to wireless voice services, and the FCC has ordered wireline-to-wireless and wireless-to-wireless number portability. As a consequence, we anticipate increased risk of wireless substitution for traditional local telephone services and increased competition among wireless carriers. In addition, new carriers offering voice over Internet Protocol, or VoIP, services may also lead to a reduction in traditional local and long distance telephone service customers and revenues as well as our network access revenues. Some of our competitors may have financial and technical resources greater than ours, and may be exempt from or subject to lesser regulatory burdens.

Revenues from our retail local telephone access lines may be reduced or lost.

As the ILEC, we face stiff competition from resellers, local providers who lease UNEs from us, and other facilities-based providers of local telephone services.  In 1997, the two largest long distance carriers in Alaska began providing competitive local telephone services in Anchorage through UNE interconnection with our facilities and resale of our services. Interconnection agreements have since been executed with several other competitors. As a result, since the industry was opened to competition through September 30, 2005, we have lost approximately 37% of our retail local telephone lines.  In Anchorage, our largest market, since opening to competition, we have lost approximately 52% of our retail local telephone access lines. Similarly, in Fairbanks and Juneau, where competition began only a few years ago, we have since lost approximately 30% of our retail local telephone access lines. While we generally continue to enjoy revenues for these lines from our competitors, albeit at a somewhat reduced level compared to revenues from our retail customers, our competitors may at any time bypass or remove these customers from our network completely, which would eliminate our revenue from those lines altogether.  For example,  GCI has already eliminated some revenue to us as a result of its deployment of cable telephony. There can be no assurance that we will ever be successful in recovering those lost retail customers or revenues.

Revenues from access charges may be reduced or lost.

We received approximately 29% of our operating revenues for the nine months ended September 30, 2005 from access charges paid by interstate and intrastate interexchange carriers and subscriber line charges paid by end users for the use of our network to connect the customer premises to the interexchange network. The amount of revenue that we receive from access charges and subscriber line charges is calculated in accordance with requirements set by the FCC and the RCA. Any change in these requirements may reduce our revenues and earnings. Generally, access charges have decreased since our inception in 1999.

Under the regulatory rules that exist today, we receive access revenue related to the calls made by all of our retail customers as well as our competitors’ customers who are served via resale of our services at a wholesale discount. Access revenue related to our competitors’ retail customers that are served by UNEs or by the competitors’ own facilities flows to our competitors. To the extent that competitors shift the form in which they provide service away from wholesale resale to UNEs or their own facilities, our access revenue will be reduced.

The FCC is reviewing mechanisms for intercarrier compensation, and some parties have suggested terminating all interstate access charge payments by interexchange carriers. If such a proposal is adopted, it could have a material impact on our revenue and earnings. In any event, the FCC has stated its intent to adopt some form of access charge reform soon, which more likely than not will reduce this source of revenue. Similarly, the RCA has adopted regulations modifying intrastate access charges, which are not intended to, but may, reduce our revenue.

In addition, both GCI and AT&T (which was recently acquired by SBC Communications, Inc.) have previously alleged that we collected excess interstate access revenue. While those claims have been resolved, we cannot assure you that claims alleging excess charges in subsequent years will not be made, nor that we will be able to defeat all such claims.

A reduction in the universal service support currently received by some of our subsidiaries would reduce our revenues and earnings.

We received approximately 7.4% of our operating revenues for the nine months ended September 30, 2005 from the Universal Service Fund, or USF, which was established under the direction of the FCC to compensate carriers for the high cost of providing universal telecommunications services in rural, insular, and high-cost areas. If the support received from the USF is materially reduced or discontinued, some of our rural LECs might not be able to operate profitably. Also, because we provide interstate and international services, we are required to contribute to the USF a percentage of our revenue earned from such services. Although our rural LECs receive support from the USF, we cannot be certain of how, in the future, our contributions to the USF will compare to the support we receive from the USF. Congress adopted legislation exempting the USF from the Anti-Deficiency Act until December 31, 2006 and has enacted legislation to prevent the FCC from adopting a plan to distribute USF support on the basis of a single primary connection, but these issues may adversely affect USF distributions or contributions in the future.

Various reform proceedings are under way at the FCC to change the method of calculating the amount of contributions paid into the USF by all carriers and the amount of contributions or support rural carriers like ACSF, ACSAK and ACSN receive from the USF, as well as the amount of support received by our competitors. Already the FCC has imposed caps or limits on the amount of USF distributed and has explored opportunities to obtain contributions from providers of services not currently contributing to USF. We cannot predict at this time whether or when any change in the method of calculating contributions and support may affect our business.

The RCA has granted Eligible Telecommunications Carrier, or ETC, status to GCI in Fairbanks and Juneau. Under current FCC rules, ETC status entitles GCI to the same amount of per-line USF support that we are entitled to receive regardless of GCI’s costs, which may reduce the amount of USF payments we receive.  To the extent that any competitive ETC, such as GCI, has lower costs than us, but receives the same amount of financial support, the competitor gains a competitive cost advantage over us.   We cannot say when or how these rules may change.

There has been a trend toward granting ETC status to wireless carriers. Alaska DigiTel LLC, or DigiTel, ACS Wireless, Inc., or ACSW, and MTA Wireless have been granted ETC status for certain service areas. Further, Dobson Cellular Systems, Inc. has petitioned for ETC status.The granting of Dobson’s request could reduce our revenues from USF, in addition to increasing competition.

Revenues from wireless services may be reduced.

Market prices for wireless voice and data services have declined over the last several years and may continue to decline in the future due to increased competition. We cannot assure you that we will be able to maintain or improve our average revenue per user, or ARPU. We expect significant competition among wireless providers, which has been intensified by wireless number portability, to continue to drive service and equipment prices lower, which may lead to increased turnover of customers. If market prices continue to decline it could adversely affect our ability to grow revenue, which would have an adverse effect on our financial condition and results of operation.

We may not be able to offer long distance and Internet services on a profitable basis.

Our long distance operations have historically been modest in relation to the long distance businesses of our competitors and have generated operating losses of $2.0 million in 2001, $1.6 million in 2002 and $21.2 million in 2003, $3.6 million in 2004, and $0.3 million for the nine months ended September 30, 2005. Our Internet operations generated operating losses of $9.6 million in 2001, $21.6 million in 2002, $60.5 million in 2003, $10.3 million in 2004, and $4.3 million for the nine months ended September 30, 2005. We have, over the last several years, failed to achieve various plans to increase sales and revenue for these businesses. There is, therefore, no assurance that our operating losses from long distance and Internet services will not increase in the future, even after taking into account additional revenue from complementary or advanced services.

If we substantially underestimate or overestimate the demand for our long distance services, our cost of providing these services could increase.

We expect to continue to enter into resale agreements for a portion of our long distance services. In connection with these agreements, we must estimate future demand for our long distance service. If we overestimate this demand, we may be forced to pay for services we do not need, and if we underestimate this demand, we may need to lease additional capacity on a short-term basis at unfavorable prices, assuming additional capacity is available. If additional capacity is not available, we will not be able to meet this demand.

We may not be able to profitably take advantage of future fiber-optic capacity that we have purchased.

In anticipation of our obligations under the Telecommunications Services Partnering Agreement, or TPA, we entered with the State of Alaska, we entered into an agreement that obligates us to purchase additional fiber-optic capacity from Crest Communications, L.L.C., or Crest,. The subsequent termination of our contract with the State of Alaska has reduced our utilization of the additional fiber-optic capacity purchased from Crest and may reduce the profitability of the agreement with Crest.

Specifically, we fulfilled a commitment to Crest to provide a loan for the aggregate principal amount of $15,000 in return for certain consideration on July 15, 2002 (the “Crest Note”).  In addition, we agreed to purchase capacity on Crest’s fiber optic network and Crest agreed to restore our traffic carried on another cable system.  We satisfied its obligation to make capacity purchases in 2005 in the amount of $12,100 on May 31, 2005.  The final price and quantity of remaining commitments are subject to future events, but are not expected to exceed $8,000.

On April 19, 2005, we provided Crest with notice that it is exercising its option to acquire certain of Crest’s Alaska assets.  The assets consist of significant fiber optic transport facilities in Alaska between Whittier and Anchorage, and between Anchorage and Fairbanks; we expect to assume ownership of the assets prior to December 31, 2005.  We are exchanging its Crest Note for the assets and no additional financial consideration is due to Crest in connection with this exercise.  We are reviewing the accounting treatment of this transaction.  We expect increases in revenue and expense as a result of this transaction, but, we cannot assure you that we will generate sufficient revenue from these future acquisitions of fiber-optic capacity to provide satisfactory returns on our investment.

If we do not adapt to technological changes in the telecommunications industry, we could lose customers or market share.

Our success may depend on our ability to adapt to rapid technological changes in the telecommunications industry. Our failure to adopt a new technology, or our choice of one technological innovation over another, may have an adverse impact on our ability to compete or meet the demands of our customers. Technological change could, among other things, reduce the capital required by a competitor to provide local service in our service areas. As we cannot predict with precision the pace of technology change, our ability to deploy new technologies may be constrained by insufficient capital and/or the need to generate sufficient cash to make interest payments on our indebtedness and to maintain our dividend policy.

New products and services may arise out of technological developments and our inability to keep pace with these developments may reduce the attractiveness of our services. If we fail to adapt successfully to technological changes or fail to obtain access to important new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. The successful delivery of new products and services is uncertain and dependent on many factors, and we may not generate anticipated revenues from such services.

New governmental regulations may impose obligations on us to upgrade our existing technology or adopt new technology that may require additional capital and we may not be able to comply with these new regulations on a timely basis.

We cannot predict the extent to which the government will impose new unfunded mandates such as those related to emergency location, providing access to hearing-impaired customers, law enforcement assistance and local number portability. Each of these government obligations has imposed new requirements for capital that could not have been predicted with any precision. Along with these obligations the FCC has imposed deadlines for compliance with these mandates. We may not be able to provide services that comply with these mandates in time to meet the imposed deadlines or our petitions for extensions of the deadlines may be denied. We cannot predict whether other mandates, from the FCC or other regulatory authorities, will occur in the future or the demands they will place on capital expenditures.

Our network capacity and customer service system may not be adequate and may not expand quickly enough to support our anticipated customer growth.

Our financial and operational success depends on ensuring that we have adequate network capacity, sufficient infrastructure equipment and a sufficient customer support system to accommodate anticipated new customers and the related increase in usage of our network. Our failure to expand and upgrade our networks, including through obtaining and constructing additional cell sites, obtaining wireless telephones of the appropriate model and type to meet the demands and preferences of our customers and obtaining additional spectrum, if required, to meet the increased usage could have a material adverse effect on our business. As a result of our dividend policy, our available cash to expand and upgrade our network may be limited.

The successful operation and growth of our businesses are dependent on economic conditions in Alaska.

Substantially all of our customers and operations are located in Alaska. Due to our geographical concentration, the successful operation and growth of our businesses is dependent on economic conditions in Alaska. The Alaskan economy, in turn, is dependent upon many factors, including:

• the strength of the natural resources industries, particularly oil production;

• the strength of the Alaskan tourism industry;

• the level of government and military spending; and

• the continued growth in services industries.

The customer base for telecommunications services in Alaska is small and geographically concentrated. According to U.S. Census Bureau estimates, the population of Alaska is approximately 655,000 as of July 1, 2004, over 60% of whom live in Anchorage, Fairbanks and Juneau. There can be no assurance that Alaska’s economy will grow or even be stable.

We are subject to, among other things, the attestation requirements regarding the effectiveness of internal control over financial reporting.  These requirements have increased our compliance costs, and failure to comply in a timely manner could adversely affect the value of our securities.

We are required to comply with various corporate governance and financial reporting requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations adopted by the Commission, the Public Company Accounting Oversight Board and the Nasdaq Stock Market.  In particular, we are required to include management and auditor reports on the effectiveness of internal control over financial reporting as part of our annual report on Form 10-K for the year ended December 31, 2005, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.  We expect to continue to spend significant amounts of time and money on compliance with these rules

In the course of our Section 404 compliance efforts, our management has identified certain control deficiencies and reported them to our Audit Committee.  Management, with the oversight of the Audit Committee, has been addressing these control deficiencies and is committed to effectively remediating any identified weaknesses as expeditiously as possible.  Although remediation efforts of known weaknesses are underway and expected to be completed by the end of 2005, any such weaknesses will not be considered remediated until new internal controls are operational for a period of time, are tested and management concludes that these controls are operating effectively.  If we are unable to successfully remediate these deficiencies, they may constitute significant deficiencies or a material weakness in our internal control over financial reporting as of December 31, 2005, the disclosure of which could result in the loss of investor confidence in the reliability of our financial statements, which could have a material adverse effect upon the market value of our securities.  Thus, there can be no assurance that we will successfully remediate material weaknesses by the end of 2005 or that additional weaknesses will not be identified.

We depend on key members of our senior management team.

Our success depends largely on the skills, experience and performance of key members of our senior management team, as well as our ability to attract and retain other highly qualified management and technical personnel. There is intense competition for qualified personnel in our industry, and we cannot assure you that we will be able to attract and retain the personnel necessary for the development of our business. If we lose one or more of our key employees, or the transition in leadership is not successful, our ability to successfully implement our business plan could be materially adversely affected. We do not maintain any “key person” insurance on any of our personnel.

We rely on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure. If these suppliers or vendors experience problems or favor our competitors, we could fail to obtain sufficient quantities of the products and services we require to operate our business successfully.

We depend on a limited number of suppliers and vendors for equipment and services relating to our network infrastructure. If these suppliers experience interruptions or other problems delivering these network components on a timely basis, subscriber growth and our operating results could suffer significantly. Our initial choice of a network infrastructure supplier can, where proprietary technology of the supplier is an integral component of the network, cause us to be effectively locked into one of a few suppliers for key network components. As a result we have become reliant upon a limited number of network equipment manufacturers. In the event it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement suppliers or vendors on economically attractive terms, on a timely basis, or at all, which could increase costs and may cause disruption in service.

Wireless devices may pose health and safety risks, and driving while using a wireless phone may be prohibited; as a result, we may be subject to new regulations, and demand for our services may decrease.

Media reports have suggested that, and studies have been undertaken to determine whether, certain radio frequency emissions from wireless handsets and cell sites may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. In addition, lawsuits have been filed against other participants in the wireless industry alleging various adverse health consequences as a result of wireless phone usage.

If consumers’ health concerns over radio frequency emission increase, they may be discouraged from using wireless handsets, regulators may impose or increase restrictions on the location and operation of cell sites or increase regulation on handsets, and wireless providers may be exposed to litigation, which, even if not successful, may be costly to defend. The actual or perceived risk of radio frequency emissions could also adversely affect us through a reduced subscriber growth rate, a reduction in our subscribers, reduced network usage per subscriber or reduced financing available to the wireless communications industry.

In addition, new government regulations on the use of a wireless device while driving may also adversely affect our results of operations. Studies have indicated that using wireless devices while driving may impair a driver’s attention. Many state and local legislative bodies have passed or proposed legislation to restrict the use of wireless telephones while driving motor vehicles. Concerns over safety risks and the effect of future legislation, if adopted and enforced in the areas we serve, could limit our ability to market and sell our wireless services and may discourage use of our wireless devices and decrease our revenue from customers who now use their wireless telephones while driving. Further, litigation relating to accidents, deaths or serious bodily injuries allegedly incurred as a result of wireless telephone use while driving could result in damage awards against telecommunications providers, adverse publicity and further governmental regulation. Any or all of these results, if they occur, could have a material adverse effect on our results of operations and financial condition.

We are subject to environmental regulation and environmental compliance expenditures and liabilities.

Our business is subject to many environmental laws and regulations, particularly with respect to owned or leased real property relating to our network equipment and tower sites. Some or all of the environmental laws and regulations to which we are subject could become more stringent or more stringently enforced in the future. For example, the FCC is considering whether to adopt rules to reduce the incidents of migratory bird collisions with cell towers. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions.

In addition to operational standards, environmental laws also impose obligations to clean up contaminated properties or to pay for the costs of such remediation. We could become liable, either contractually or by operation of law, for such remediation costs even if the contaminated property is not presently owned or operated by us, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Moreover, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to material remediation costs.

A failure of our system or network cables could cause significant delays or interruptions of service, which could cause us to lose customers.

To be successful, we will need to continue to provide our customers reliable service over our network.  In certain important cases, our systems lack redundancy, which reduces the reliability of our network.  Our network and infrastructure are constantly at risk of physical damage to access lines by human action or natural disaster, power surges or outages, software defects, and other disruptions beyond our control.  For example, should the primary fiber-optic cable connecting our Alaskan network to the lower 48 states become damaged or otherwise inoperable, services to the lower 48 states and beyond on our network would likely be degraded or unavailable.

We rely heavily on our networks, network equipment, data and software and the networks of other telecommunications providers to support all of our functions and for substantially all of our revenues. We are able to deliver services only to the extent that we can protect our network systems against damage from power or telecommunication failures, computer viruses, natural disasters, unauthorized access and other disruptions. While we endeavor to provide for failures in the network by providing back-up systems and procedures, we cannot guarantee that these back-up systems and procedures will operate satisfactorily in an emergency.

Should we experience a prolonged system failure or a significant service interruption, our customers may choose a different provider and our reputation may be damaged.

We cannot assure you that we will be able to successfully integrate any acquisitions we may make in the future.

We continually explore acquisitions. However, any future acquisitions we make may involve some or all of the following risks:

• diversion of management attention from operating matters;

• unanticipated liabilities or contingencies of acquired businesses;

• failure to achieve projected cost savings or cash flow from acquired businesses;

• inability to retain key personnel of the acquired business or maintain relationships with its customers;

• inability to successfully integrate acquired businesses with our existing businesses, including information-technology systems, personnel, products and financial, computer, payroll and other systems of the acquired businesses;

• difficulties in enhancing our customer support resources to adequately service our existing customers and the customers of the acquired businesses; and

• difficulty in maintaining uniform standards, controls, procedures, and policies.

As a result of our dividend policy and other factors, we may not have sufficient available cash or access to sufficient capital resources necessary to complete a transaction.